UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 17, 2006, the Board of Directors of BearingPoint, Inc. (the “Company”) elected Judy A. Ethell to the position of Chief Financial Officer, effective immediately. In connection with such appointment, Harry L. You, the Company’s Chief Executive Officer, will no longer serve as the Company’s interim Chief Financial Officer.
     Ms. Ethell, age 47, has served as Executive Vice President—Finance and Chief Accounting Officer of the Company since July 2005, and will continue to also serve in these capacities. Previously, she held various positions with PricewaterhouseCoopers LLP between 1982 and 2005. From 2003 to 2005, Ms. Ethell was a Partner and Tax Site Leader of PricewaterhouseCoopers LLP, where her duties included managing client service, human resources, marketing and management of the St. Louis, Missouri Tax office. From 2001 to 2003, Ms. Ethell was a National Tour Partner (Tax) of PricewaterhouseCoopers LLP.
     There are no changes to Ms. Ethell’s current employment and compensatory arrangements with the Company. For information on her current employment and compensatory arrangements and for other information about Ms. Ethell’s relationships with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (as filed with the SEC on January 31, 2006) and the Company’s Current Report on Form 8-K as filed with the SEC on October 5, 2006.
     The Company’s press release announcing the appointment of Ms. Ethell to the position of Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Exhibits.

(d)	Exhibits.
	99.1	Press Release of BearingPoint, Inc., dated October 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2006	BearingPoint, Inc.

	By:	/s/ Harry L. You
		Name:	Harry L. You
		Title:	Chief Executive Officer